Exhibit 10.1

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

2/24/2023

Lara Poloni

Dear Lara,

We are delighted that you will be relocating to Dallas, Texas effective 03/11/2023, or such subsequent date that your immigration paperwork and international relocation are compete, and subject to your continued employment with AECOM Australia PTY LTD until the date immediately preceding your international relocation (the “Relocation Date”).

Your employment with AECOM will commence on the Relocation Date, and you will continue in your role as President of AECOM (“AECOM” or the “Company”), reporting to your current manager, AECOM’s Chief Executive Officer. Your employment with AECOM is conditioned upon your acceptance of the terms and conditions outlined in this letter (the “Letter”) and the attached Addendum to Offer Letter (the “Addendum”) as well as your continued eligibility to work in the United States.

You agree that your 2020 Employment Agreement with AECOM Australia PTY LTD is hereby superseded and will terminate automatically and without the further provision of notice or any entitlement to further compensation upon the commencement of your employment with the Company pursuant to this Letter. All notice requirements are hereby met by this Letter.

The Company recognizes your prior service from June 14, 1994, for the purpose of all service-related entitlements (the “Prior Service Date”). As President of the Company from and after the Relocation Date, you will receive the compensation and benefits set forth below in US dollar amounts:

•

As a full-time exempt employee, you will receive a base salary of USD 800,330.00 per year (the “Base Salary”), subject to temporary salary reductions consistent with any policy or similar actions as applicable to executive officers of the Company generally. Your Base Salary will be reviewed annually by the Compensation and Organization Committee of the Board (the “Compensation Committee”), and as used in this Letter, references to Base Salary mean annual base salary as in effect from time to time.

•

Participation in the AECOM Executive Incentive Plan as in effect from time to time with a 2023 fiscal year target award opportunity equal to 110% of Base Salary (the “Target Incentive Award”). Your annual Target Incentive Award will be determined by the Compensation Committee subject to the achievement of performance goals and the terms of the plan. This Letter does not constitute a contractual right to receive the Target Incentive Award, and you must be employed by the Company on the Target Incentive Award payout date to be eligible to receive any amounts hereunder.

•

You will also be eligible to participate in AECOM’s employee benefit plans as in effect from time to time that are available to other executive officers of AECOM, including AECOM’s Change in Control Severance Policy for Key Executives, AECOM’s Senior Leadership Severance Plan, AECOM-paid executive life insurance, AECOM-paid short term disability benefits, and executive long-term disability benefits. Benefits will also generally include:

➢	Eligibility to participate in company-sponsored medical, dental and vision plans;
➢	AECOM-paid employee assistance program (EAP);
➢	AECOM-paid business travel accident insurance in the amount of five times your annual base salary up to maximum of $2,000,000;
➢

AECOM-paid accident insurance in the amount of one times your annual base salary, to a maximum of $2,000,000, and eligibility for an additional employee and/or family accident amount of up to $2,500,000 in employee-paid coverage;

➢	Eligibility to enroll in employee-paid optional life benefits of up to $500,000 for you, $250,000 for your spouse/domestic partner, and $10,000 for each dependent child;
➢	Eligibility to maintain flexible spending accounts (FSA) for health and/or dependent day care expenses;

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

➢	Eligibility to maintain a health spending account (HSA) if you enroll in AECOM's high deductible health plan for which a generous company contribution as an employer subsidy is available;
➢	Eligibility to participate in additional voluntary benefits such as pet insurance, group home and auto coverage and identity theft protection services;
➢

Reimbursement for a prior-approved membership in a professional association, professional license, or other appropriate business-related professional organization; participation in such organizations is encouraged by AECOM; and

➢	Continued eligibility for the annual Executive Physical Program.

Enrollment should be made within 31 days of your Relocation Date. For general benefits information, you can contact Bernie Knobbe, SVP Global Benefits & Well Being.

•You will be eligible for consideration to receive an equity award under the Company's applicable Stock Incentive Plan and associated award agreements during the annual award cycle in December. It is expected that 60% of any award will be in Performance Earnings Program units and 40% in Restricted Stock Units. The exact value and form of the award is subject to the approval of the Compensation and Organization Committee of the Board of Directors of AECOM. Awards are typically granted in December of each year.

➢

Performance Earnings Program (PEP) – The PEP is based on the financial performance of AECOM over a three-year period with payment at the end of a three-year vesting cycle in AECOM stock.  There is no guarantee of the future value, and payment, if any, is based upon AECOM meeting specified performance targets. Payment under the PEP may range from 0% to 200% of target depending on performance over the performance period. Any payment earned under the program will vest 100% in December after the completion of the three-year vesting cycle. You must satisfy the vesting schedule of the program to receive payment of your PEP award.

➢

Restricted Stock Units (RSUs) – Each RSU represents the right to receive one share of AECOM stock provided you remain employed through the vesting period. The RSUs will vest 100% in December approximately three years from the date of grant. You must satisfy the vesting schedule of the program to receive payment of your RSU award.

•

AECOM provides a comprehensive set of options to assist with your retirement planning needs. You will be eligible to participate in AECOM’s 401(k) Retirement Plan beginning on the Relocation Date. You may defer up to 75% of your compensation in the 401(k) retirement plan on a pre- or post-tax basis. AECOM will provide an annual matching contribution for a portion of your deferral into the 401(k) retirement plan in which you will be on a 3-year graded vesting schedule.

•

Through the AECOM Employees Stock Purchase Plan (ESPP), you can purchase shares of AECOM common stock at a discount from the fair market value which is the closing price on the day prior to the purchase of the stock. You may enroll during one of six enrollment periods during the calendar year. Once enrolled, you may contribute from 1% to 10% of eligible bi-weekly compensation through after tax payroll deductions during an offering period, which generally lasts two months.

•	You are eligible to participate in the Executive Deferred Compensation Plan (EDCP), and you may defer up to 50% of your base salary and up to 100% of your eligible bonus on a pre-tax basis.
•	AECOM provides for 7 holidays throughout the year. Additionally, you will be eligible to participate in the Flexible Time Off program pursuant to applicable policy.

Miscellaneous:

•	Your employment is at-will and may be terminated at any time for any reason, with or without notice, by either you or the Company.

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

•	As an employee of the Company, you will be subject to all Company policies, including the Company’s Code of Conduct, Insider Trading Policy, and Employee Handbook.
•

Employment with AECOM is contingent upon satisfactory completion of a background check, which includes a review of criminal records, employment, education, references, credit checks and/or motor vehicle record when required. Once you accept the Letter, the background check will be initiated, and you will be contacted via email by AECOM’s vendor.

•

Employment with AECOM is contingent upon you providing documentation, or documents, that establish your identity and employment eligibility, as required by the Immigration Reform and Control Act of 1986, Public Law 99-603. A comprehensive list of acceptable documents is available for your review at your request.

•	Please review the Addendum and the Voluntary Mutual Dispute Resolution Policy attached to this Letter. Your agreement to the terms of the Addendum is a condition of employment with the Company.

Yours sincerely,

Troy Rudd

AECOM’s Chief Executive Officer

Agreed and Accepted By:

/s/ Lara Poloni	3/1/2023
Lara Poloni	Date

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

ADDENDUM TO OFFER LETTER

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Addendum to Offer Letter (“Addendum”) sets forth in writing certain understandings and procedures applicable to your employment with AECOM (or its affiliates or subsidiaries as the case may be, all of which shall be referred to herein as “AECOM” or the “Company”), and these understandings and procedures apply from the date of your initial employment with AECOM (your “Employment Date”).

1DUTIES.  In return for the compensation and benefits now and hereafter paid or provided to you, you hereby agree to perform those duties for AECOM as AECOM may designate from time to time. During your employment with AECOM, you further agree that you will (a) devote your best efforts to the interests of AECOM, (b) not engage in other employment or in any conduct that could either be in direct conflict with Company’s interests or that could cause a material and substantial disruption to AECOM and (c) otherwise review and abide by all of AECOM’s policies and procedures, including the Code of Conduct and AECOM’s Insider Trading Policy, as they may be established and updated from time to time. Furthermore, you will not reveal, disclose, or otherwise make available to any unauthorized person any AECOM password or key, whether or not the password or key is assigned to you, or obtain, possess, or use in any manner an AECOM password or key that is not assigned to you. You will use your best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, cell phone, smartphone, personal digital assistant (PDA), software, or related technical documentation that AECOM issues to you. You will not input, load, or otherwise attempt any unauthorized use of software in any AECOM computer or other device, whether or not the computer or device is assigned to you. You acknowledge and agree that nothing in this Addendum alters the at-will nature of your employment with AECOM, and, as such, your employment with AECOM can be terminated at any time for any or no reason by either you or AECOM.

2“PROPRIETARY INFORMATION” DEFINITION.  “Proprietary Information” means (a) any information that is confidential or proprietary, technical or non-technical information of AECOM, including for example and without limitation, information that is a Company Innovation or is related to any Company Innovations (as defined in Paragraph 5 below), concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulas, development or experimental work, work in progress, forecasts, proposed and future products, marketing plans, business plans, information about and the identities of customers and suppliers, employee information (such as compensation data and performance reviews except as related to your individual employment), competitive pricing and new business proposals, and any other nonpublic information that has commercial value and (b) any information AECOM has received from others that AECOM is obligated to treat as confidential or proprietary, which may be made known to you by Company, a third party, or otherwise that you may learn during your employment with AECOM.

3 OWNERSHIP AND NONDISCLOSURE OF PROPRIETARY INFORMATION. All Proprietary Information and all worldwide patents (including, but not limited to, any and all patent applications, patents, continuations, continuation-in-parts, reissues, divisionals, substitutions, and extensions), copyrights, mask works, trade secrets, and other worldwide intellectual property and other rights in and to the Proprietary Information are the property of AECOM, AECOM’s assigns, AECOM’s customers, and AECOM’s suppliers, as applicable. Subject to Paragraph 15 (Defend Trade Secrets Act), you will not disclose any Proprietary Information to anyone outside AECOM, and you will use and disclose Proprietary Information to those inside AECOM only as necessary to perform your duties as an employee of AECOM. Nothing in this Addendum will limit your ability to provide truthful information to any government agency regarding potentially unlawful conduct or as otherwise required by law; however, upon learning of any such requirement to disclose Proprietary Information, to the fullest extent legally permissible, you will immediately notify AECOM of the requirement and provide all reasonable assistance requested by AECOM to limit or contest the disclosure of Proprietary Information.  If you have any questions as to whether information is Proprietary Information, or to whom, if anyone, inside AECOM, any Proprietary Information may be disclosed, you will ask your manager at AECOM.

4“INNOVATIONS” AND “WORK PRODUCT” DEFINITIONS.  In this Addendum, “Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, negative know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names, and trade dress.  In this Addendum, “Work Product” means any Innovations, work product, deliverables, output, or other products in any form or format, provided or developed solely by you or jointly with others for the benefit of and/or use by AECOM and/or any AECOM client.

5DISCLOSURE AND LICENSE OF PRIOR INNOVATIONS.  You have listed on Exhibit A (Prior Innovations) attached hereto all Innovations relating in any way to AECOM’s business or demonstrably anticipated research and development or business (the “Company-Related Innovations”), that were conceived, reduced to practice, created, derived, developed, or made by you alone or jointly with others prior to your Employment Date and to which you retain any ownership rights or interest (these Company-Related Innovations are collectively referred to as the “Prior Innovations”).  You represent that you have no rights in any Company-Related Innovations other than those Prior Innovations listed in Exhibit A (Prior Innovations).  If nothing is listed on Exhibit A (Prior Innovations), you represent that there were no Prior Innovations as of the Employment Date.  You hereby grant to AECOM and AECOM’s designees a royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice, and exploit all patent, copyright, moral right, mask work, trade secret, and other intellectual property rights relating to any Prior Innovations that you incorporate, or permit to be incorporated, in any Work Product or Innovations that you, solely or jointly with others, create, derive, conceive, develop, make, or reduce to practice within the scope of your employment with AECOM (the “Company Innovations”).  Notwithstanding the foregoing, you will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without AECOM’s prior written consent.

6DISCLOSURE AND ASSIGNMENT OF COMPANY INNOVATIONS.  You will promptly disclose and describe to AECOM all Company Innovations.  You hereby do irrevocably assign to AECOM or AECOM’s designee all your right, title, and interest in and to any and all Company Innovations, which assignment operates automatically upon the conception of the Company Innovations.  To the extent any of the rights, title, and interest in and to Company Innovations cannot be assigned by you to AECOM, you hereby grant to AECOM an exclusive, royalty-free, transferable, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice, and exploit those non-assignable rights, title, and interest, including, but not limited to, the right to make, use, sell, offer for sale, import, have made, have sold, reproduce, prepare derivative works based upon, distribute copies, perform publicly, and display, the Company Innovations.  To the extent any of the rights, title, and interest in and to Company Innovations can neither be assigned nor licensed by you to AECOM, you hereby irrevocably waive and agree never to assert the non-assignable and non-licensable rights, title, and interest against AECOM, any of AECOM’s successors in interest, or any of AECOM’s customers.

7FUTURE INNOVATIONS.  You will disclose promptly in writing to AECOM all Innovations conceived, reduced to practice, created, derived, developed, or made by you during your employment with AECOM and for three (3) months thereafter, whether or not you believe the Innovations are subject to this Addendum, to permit a determination by AECOM as to whether or not the Innovations are or should be considered Company Innovations.  AECOM will receive that information in confidence.

8NOTICE OF NON-ASSIGNABLE INNOVATIONS (FOR CALIFORNIA EMPLOYEES ONLY). This Addendum does not apply to an Innovation that qualifies fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code. You have reviewed the notification in Exhibit B (Limited Exclusion Notification) and agree that your electronic acceptance of this Addendum acknowledges receipt of the notification. This Paragraph 8 does not apply to employees that reside and perform services on behalf of AECOM outside of the State of California.

9COOPERATION IN PERFECTING RIGHTS TO COMPANY INNOVATIONS.   You agree to perform, during and after your employment, all acts that AECOM deems necessary or desirable to permit and assist AECOM, at its expense, in obtaining and enforcing for AECOM or, at AECOM’s election, AECOM’s customers and/or other designees, the full benefits, enjoyment,

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

rights and title throughout the world in the Company Innovations and all intellectual property rights therein as provided to AECOM under this Addendum, including hereby agreeing not to challenge the validity, enforceability or scope of any such intellectual property rights in the Company Inventions. If AECOM is unable for any reason to secure your signature to any document required to file, prosecute, register, or memorialize the assignment of any rights or application or to enforce any right under any Company Innovations as provided under this Addendum, you hereby irrevocably designate and appoint AECOM and AECOM’s duly authorized officers and agents as your agents and attorneys-in-fact to act for and on your behalf and instead of you to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of rights under the Innovations, all with the same legal force and effect as if executed by you.  The foregoing is deemed a power coupled with an interest and is irrevocable.

10AECOM COVENANTS.  As a result of the relationship continued and the benefits conferred as a result of this Addendum, upon the execution of this Addendum by both parties, AECOM agrees that you are in, and will continue to be in a position of special trust and confidence, and it will provide you with: (a) Proprietary Information and access to such information; (b) specialized training, which may include self-study materials and course work, classroom training, on-line training, on the job training, and instruction as to AECOM’s products, services, business relationships, and methods of operation; (c) goodwill support such as expense reimbursements in accordance with AECOM’s policies, Proprietary Information related to AECOM’s current and prospective clients, customers, business associates, vendors, and suppliers, and contact and relationships with current and potential clients, customers, business associates, vendors, and suppliers to help you develop goodwill for AECOM; and (d) the benefits outlined in the Letter. The foregoing is not contingent on your continued employment for any length of time but is contingent on your full compliance with the restrictions in Paragraph 11 below.

11EMPLOYEE COVENANTS.  (THIS PARAGRAPH 11 AND ITS SUBPARAGRAPHS IS NOT APPLICABLE TO EMPLOYEES WHO MAKE LESS THAN $100,000 PER YEAR.) You specifically acknowledge that the items described in Paragraph 10 above will be items that you have not previously been given and that you would not be given but for the execution and/or acceptance of this Addendum. You agree not to, directly or indirectly, participate in the unauthorized use, disclosure, or conversion of any Proprietary Information. Specifically, but without limitation, you agree not to use Proprietary Information for your sole benefit, or for the benefit of any person or entity in any way that harms AECOM or diminishes the value of the Proprietary Information to AECOM. You also agree to use the specialized training, goodwill, and contacts developed with AECOM’s customers/clients and contractors for the exclusive benefit of AECOM, and you agree not to use these items at any time in a way that would harm the business interests of AECOM.  However, nothing in this Addendum limits or prohibits you from reporting possible violations of law or regulation to any federal, state, or local government agency or entity, making other disclosures that are protected under whistleblower provisions of law, or receiving an award or monetary recovery pursuant to the U.S. Securities and Exchange Commission’s whistleblower program. You understand you do not need prior authorization to make such reports or disclosures and are not required to notify AECOM if you have made or will make any such report or disclosure. Further, nothing in this Addendum prohibits you from: (a) reporting any good faith allegations of criminal conduct to appropriate officials; (b) participating in proceedings with appropriate federal, state, or local enforcement agencies; (c) making any truthful statements or disclosures permitted or required by law; (d) requesting or receiving confidential legal advice; or (e) testifying in an administrative, legislative, or judicial proceedings concerning alleged criminal conduct or alleged unlawful employment practices when required or requested pursuant to court order, subpoena, or written request by an appropriate agency or entity.

1.aGoodwill with Customers.  You acknowledge that AECOM has near permanent relationships with its customers and owns the goodwill in those relationships with customers that you will develop or maintain in the course and scope of your employment with AECOM. If you owned goodwill in a relationship with a customer on the Employment Date, you hereby assign any and all such goodwill to AECOM, and AECOM shall become the owner of such goodwill.

1.bAcknowledgment.  You acknowledge and agree that your services to be rendered to AECOM are of a special and unique character, that you will obtain knowledge and skill relevant to AECOM’s business, its methods, and its strategies by virtue of your employment, and that the covenants and other terms and conditions of this Addendum

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

are reasonable and reasonably necessary to protect the legitimate business interests of AECOM, including AECOM’s trade secrets and other Proprietary Information, and are ancillary to the enforceable promises between you and AECOM in the other paragraphs and/or sections of this Addendum as well as your employment with AECOM. You further acknowledge and agree that the observance of the covenants set forth herein will not cause you undue hardship nor will they unreasonably interfere with your ability to earn a livelihood either during or following your employment with AECOM. Further, the parties acknowledge that the covenants in this Paragraph 11 are essential elements of this Addendum, and that, but for your agreement to comply with such covenants, AECOM would not have agreed to enter into this Addendum or the attached Letter.

1.cNon-solicitation of Customers (NOT APPLICABLE TO EMPLOYEES IN CALIFORNIA, NORTH DAKOTA, OR WASHINGTON D.C.). In consideration of AECOM’s covenants and promises set forth in Paragraph 10, and elsewhere in this Addendum and the attached Letter, you agree that while you are employed by AECOM or any of its subsidiaries, and during the 12month period immediately following the termination of your employment, regardless of the reason for such termination (the “Restricted Period”), you will not directly or indirectly solicit, cause to be solicited, or otherwise be involved with the solicitation of, any Restricted Customer for the purpose of providing Competitive Services. For purposes of this Addendum, the term “Restricted Customer” shall mean any person or entity within the Restricted Territories who was a customer of AECOM (or any of its subsidiaries or affiliates) at the end of your employment with AECOM, or was a customer of AECOM at any point during the 12-month period preceding the end of your employment with AECOM, and about which you received Proprietary Information or with whom you had material or regular personal contact during the period of your employment. Also, the term “Competitive Services” shall include any services provided by AECOM at the time of your separation from employment or in the 12-month period preceding the end of your employment, and the term “Restricted Territories” shall include the United States and any international locations in which you performed work services on behalf of AECOM in the 12-month period preceding the end of your employment either in person or on a remote basis. For the avoidance of doubt, this Paragraph 11(c) does not apply to employees that reside and perform services on behalf of AECOM in the States of California or North Dakota or in the District of Columbia. All other U.S. based employees shall be bound by this Paragraph 11(c).

1.dNon-solicitation of Employees and Contractors (NOT APPLICABLE TO EMPLOYEES IN CALIFORNIA OR MONTANA). In consideration of AECOM’s covenants and promises set forth in Paragraph 10, and elsewhere in this Addendum and the attached Letter, you agree that while you are employed by AECOM and during the Restricted Period, you will not solicit, encourage, or cause others to solicit or encourage any employees or independent contractors of AECOM to terminate their employment with AECOM. For the avoidance of doubt, this Paragraph 11(d) does not apply to employees that reside and perform services on behalf of AECOM in the State of California. All other U.S. based employees shall be bound by this Paragraph 11(d).

1.eTolling. You agree that if you violate any of the terms of the restrictive covenant obligations in Paragraphs 11(c) or (d), the Restricted Period shall be extended by one day for each day that you failed to comply with the restriction at issue.

12EARLY RESOLUTION CONFERENCE AND INVALID PROVISIONS.   This Addendum is understood to be clear and enforceable as written and is executed by the parties on that basis. However, should you later challenge any provision as unclear, unenforceable, or inapplicable as to any restricted activity in which you intend to engage, you will first notify AECOM in writing and meet with a representative of AECOM and a neutral mediator (if AECOM elects to retain one at its expense) to discuss resolution of any disputes between you.  You will provide this notification at least 14 days before you engage in any activity that could foreseeably fall within any restriction set forth herein, and you understand and agree that any failure by you to comply with this requirement shall waive your right to challenge the reasonable scope, clarity, applicability, or enforceability of the Addendum and its restrictions at a later time.  All rights of the parties will be preserved if the early resolution conference requirement is complied with, even if no agreement is reached at the conference.

13RETURN OF MATERIALS.  At any time upon AECOM’s request, and when your employment with AECOM is over, you will return all materials (whether in digital or printed form, and including, without limitation, documents, drawings, papers, diskettes and tapes) containing

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

or disclosing any Proprietary Information (including all copies thereof), as well as any keys, pass cards, identification cards, computers, printers, pagers, cell phones, smartphones, personal digital assistants, or similar items or devices that AECOM has provided to you.  You will provide AECOM with a written certification of your compliance with your obligations under this Paragraph.

14NO VIOLATION OF RIGHTS OF THIRD PARTIES.  You acknowledge and represent that you do not have any legal or contractual obligations with a current or previous employer that may preclude or impose restrictions on your employment with AECOM. This includes any public entity or government agency that may preclude your prospective engagement with AECOM. You represent that the performance of your duties as an employee of AECOM as you currently understand them will not breach any agreement or responsibility that you currently have to keep in confidence information acquired by you in trust prior to your employment by AECOM. You will not disclose confidential or inside information that you possess or may have obtained from your former employer such as source selection information, contractor bid, or proposal information. You have not entered into, and agree not enter into, any agreement either written or oral in conflict with the terms of this Addendum.

15DEFEND TRADE SECRETS ACT.  Pursuant to the Defend Trade Secrets Act of 2016, you acknowledge that you shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if you file a lawsuit for retaliation by AECOM for reporting a suspected violation of law, you may disclose the trade secret to your attorney and may use the trade secret information in the court proceeding, if you file any document containing the trade secret under seal and do not disclose the trade secret, except pursuant to court order.

16FUTURE EMPLOYMENT.  In the event you leave the employ of AECOM, you shall notify your new employer of your obligations contained herein, and you hereby consent to AECOM also providing such notification to any prospective employer.

17SURVIVAL.  This Addendum (a) shall survive your employment by AECOM, (b) does not in any way restrict your right to resign or the right of AECOM to terminate your employment at any time, for any reason or for no reason, (c) inures to the benefit of successors and assigns of AECOM, and (d) is binding upon your heirs and legal representatives.

18INJUNCTIVE RELIEF.  You agree and acknowledge that if you violate this Addendum: AECOM will suffer irreparable and continuing damage; that money damages would be insufficient to adequately compensate AECOM for such damage; that AECOM is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper (including money damages if appropriate), to the extent permitted by law; and that you shall not seek or require, and hereby waive, the need for AECOM to post a bond.

19GOVERNING LAW.   The laws of the United States of America and the state in which I reside and perform services on behalf of AECOM govern all matters arising out of or relating to this Addendum or the attached Letter without giving effect to any conflict of law principles. To the extent that the law of any state listed on Exhibit C is determined to apply to this Addendum, the parties agree that this Addendum shall be modified and amended pursuant to the provisions set forth on Exhibit C for the applicable state.

20SEVERABILITY.  If an arbitrator or court of law holds any provision of this Addendum to be illegal, invalid, or unenforceable, (a) that provision shall be deemed amended to provide AECOM the maximum protection permitted by applicable law and (b) the legality, validity, and enforceability of the remaining provisions of this Addendum shall not be affected.

21WAIVER; MODIFICATION.  If AECOM waives any term, provision, or breach by you of this Addendum, such waiver shall not be effective unless it is in writing and signed by AECOM.  No waiver shall constitute a waiver of any other or subsequent breach by you.  This Addendum may be modified only if both AECOM and you consent in writing.

22KNOWING AGREEMENT.  You are hereby advised to, and represent and warrant that you have had an opportunity to, consult with independent legal counsel of your choice prior to signing this agreement. You further represent and warrant that you have been given a period of

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

at least fourteen (14) calendar days to review this Addendum, you have read this document in its entirety, and fully or satisfactorily understand its content and effect, and that you have not been subject to any form of duress or coercion in connection with this Addendum, are completely satisfied with the terms reflected in this Addendum, and, accordingly, knowingly enter this Addendum and agree to be bound as described in this Addendum.

On behalf of AECOM

Troy Rudd

AECOM’s Chief Executive Officer

I hereby accept the terms and conditions of this Addendum:

/s/ Lara Poloni	3/1/2023
Lara Poloni	Date

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

Exhibit A

Prior Innovations

(attach additional sheets as necessary)

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

Exhibit B For California Employees Only

LIMITED EXCLUSION NOTIFICATION TO EMPLOYEES IN CALIFORNIA

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

1	Relate at the time of conception or reduction to practice of the invention to Company’s business, or actual or demonstrably anticipated research or development of Company; or

2	Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded by Section 2872, the provision is against the public policy of California and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to a patent or invention to be in the United States.

AECOM
13355 Noel Rd
#400
Dallas, TX 75240
www.aecom.com

Exhibit C

Georgia & Oregon

The term “Restricted Customer” as used in Section 11(c) shall mean any person or entity within the Restricted Territories who was a customer of AECOM (or any of its subsidiaries or affiliates) at the end of your employment with AECOM and about which you received Proprietary Information or with whom you had personal contact during the period of your employment.

Louisiana

The term “Restricted Territories” as used in Section 11(c) shall include specifically the parishes of Orleans, Jefferson, St. Charles, and St. Bernard in the State of Louisiana, as well as any locations internationally and outside of the State of Louisiana in which the applicable employee performed work services on behalf of AECOM in the 12-month period preceding the end of your employment either in person or on a remote basis.

Nevada

The restrictions set forth in Section 11(c) shall not apply to an otherwise Restricted Customer who seeks your services without any contact (or any solicitation efforts) instigated by you.

Oklahoma

The restrictions set forth in Section 11(c) are limited to wherever any Restricted Customer can be found or is available for solicitation, and it is further limited to those Restricted Customers that are customers and suppliers of the Company at the time of the prohibited solicitation or contact.

Virginia & Wisconsin

The restrictions set forth in Section 11(d) shall be limited to any employees or independent contractors with whom you worked or had contact during your employment with AECOM.